UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

GLOBUS MEDICAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403

(Address of principal executive offices) (Zip Code)

(610) 930-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock, par value $.001 per share	GMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2020, Globus Medical, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) by and among the Company and its subsidiary, Globus Medical North America, Inc. (“GMNA”), as borrowers, and Citizens Bank, N.A. (“Citizens Bank”), as lender. The Credit Agreement provides for a $125.0 million revolving credit facility, of which $25.0 million is available for letters of credit (the “Revolving Credit Facility”). The issuance of letters of credit and the proceeds of revolving credit loans made pursuant to the Revolving Credit Facility are available and will be used for general corporate purposes of the Company, GMNA and their subsidiaries.

Amounts under the Revolving Credit Facility may be borrowed, repaid and re-borrowed from time to time until the current termination date of the Revolving Credit Facility on August 5, 2021. Voluntary prepayments and commitment reductions under the Revolving Credit Facility are permitted at any time without payment of any prepayment fee upon proper notice and subject to minimum dollar amounts.

Revolving loans under the Credit Agreement will bear interest, at the Company’s option, at either a base rate or the Adjusted LIBOR Rate (as defined in the Credit Agreement), plus, in each case, an applicable margin, as determined in accordance with the provisions of the Credit Agreement. The base rate will be the highest of: the rate of interest announced publicly by Citizens Bank from time to time as its “prime rate”; the federal funds effective rate plus 1/2 of 1%; and the Adjusted LIBOR Rate for a one-month period plus 1%. The applicable margin is subject to adjustment as provided in the Credit Agreement.

The Revolving Credit Facility is unsecured. The Credit Agreement contains financial and other covenants, including a maximum leverage ratio, and includes limitations on, among other things, liens, fundamental changes, changes in the nature of the Company’s business and compliance with certain anti-corruption and anti-money laundering laws, regulations or executive orders. The Credit Agreement also contains certain representations, warranties and events of default, in each case as set forth in the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is being filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 6, 2020, by and among Globus Medical, Inc. and Globus Medical North America, Inc., as borrowers, and Citizens Bank, N.A., as lender.*
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish on a supplemental basis a copy of the omitted schedules and exhibits to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	August 10, 2020	/s/ KEITH PFEIL

Keith Pfeil
Senior Vice President
Chief Financial Officer
Chief Accounting Officer
(Principal Financial Officer)